Exhibit 5.1

[PERKINS COIE LETTERHEAD]

December 5, 2008

ZymoGenetics, Inc.

1201 Eastlake Avenue East

Seattle, WA 98102

Re: Registration Statement on Form S-3 Filed by ZymoGenetics, Inc.

Ladies and Gentlemen:

We have acted as counsel to ZymoGenetics, Inc., a Washington corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules”), of a registration statement on Form S-3 (the “Registration Statement”) relating to the registration of and resale from time to time of up to, 1,500,000 shares (the “Shares”) of the Company’s common stock, no par value per share (the “Common Stock”), all of which Shares are to be sold by the selling shareholders named in the Registration Statement (the “Selling Shareholders”). All of the Shares are issuable to the Selling Shareholders upon the exercise of warrants to purchase shares of Common Stock issued by the Company to the Selling Shareholders (the “Warrants”), upon the redemption of the Warrants following certain transactions and events of default or upon the occurrence of certain events specified in the Warrants.

In our capacity as counsel to the Company, we have examined or are otherwise familiar with the Company’s Amended and Restated Articles of Incorporation, as amended, and Amended and Restated Bylaws, the Registration Statement, such of the corporate proceedings as have occurred as of the date hereof, and such other documents, records and instruments as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed the following: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. For purposes of the opinions expressed below, we also assume that: (a) the Registration Statement and any amendments or prospectus supplements relating thereto shall have become and be effective pursuant to timely filings under the Securities Act; (b) a prospectus supplement describing the Shares offered pursuant to the Registration Statement, to the extent required by applicable law and the Rules, will be timely

Zymogenetics, Inc.

December 5, 2008

filed with the Commission and provide all applicable information required by the Securities Act and the Rules; (c) at the time of issuance and sale of any of the Shares, the terms of the Shares, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based on and subject to the foregoing, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, following the due and proper exercise or redemption of the Warrants or other issuance and delivery of the Shares in accordance with the terms set forth in the Warrants (including applicable payment therefore), the Shares will be validly issued and the Shares will be fully paid and nonassessable.

The foregoing opinions are subject to the following exclusions and qualifications:

a. Our opinions are as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, and we disavow any undertaking to advise you of any changes in law.

b. We are qualified to practice law in the State of Washington and do not express any opinions herein concerning any laws other than the laws in their current forms of the State of Washington and the federal securities laws of the United States of America.

This opinion letter is rendered solely for your benefit in connection with the offer and sale of the Shares and may not be relied upon, quoted or used by any other person or entity or for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto, including any and all post-effective amendments, and to the reference to our firm in the prospectus and any prospectus supplements relating thereto under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules.

Very truly yours,

/s/ PERKINS COIE LLP